SPECIAL POWER OF ATTORNEY

The undersigned, Rock Creek II Co-Investments, Ltd., a Florida limited partnership, does hereby appoint, reserving full power of substitution and revocation, Todd M. Hornbeck, James
O. Harp, Jr., Timothy P. McCarthy and Paul M. Ordogne, each a resident of Louisiana, to act jointly or severally at their discretion, one with full authority to act for the others, as his true and lawful attorney-in-fact, upon the following terms and conditions:
1. Special Powers.  The attorney-in-fact may act in the name, place and stead of the undersigned, and on behalf of the undersigned do and execute all or any of the following acts, deeds, and things, to-wit:
(a) Execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer, director and/or 10% or more beneficial owner of shares of common stock of Hornbeck Offshore Services, Inc. (the "Company"), Forms 3, 4, and
5, as applicable, in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder.
(b) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and file such form and any amendments with the United States Securities and Exchange Commission and any stock exchange, association or similar authority.
(c) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Special Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
(d) The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act, or any other provision of the federal or state securities laws, rules and regulations.
2. Effective Period.  This Special Power of Attorney, and the powers expressed herein, shall be effective from March 22, 2004, and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in accordance with the provisions contained herein.
3. Construction.  This instrument is a special power of attorney, granting to the attorney-in-fact only the specific powers expressed herein.
4. Revocation.  This Special Power of Attorney may be voluntarily revoked by the undersigned only by a written revocation delivered to the Company at its principal place of business.  The undersigned agrees that any third party who receives a copy of this power of attorney may act under it.  Revocation of this power of attorney is not effective as to a third party until the third party receives actual notice of the revocation.  The undersigned agrees to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.
5. Disability of Principal.  This Special Power of Attorney shall not terminate upon the undersigned's disability or incompetency.
6. Bond.  The attorney-in-fact shall not be obligated to furnish bond or other security.
7. Reliance.  This Special Power of Attorney shall be conclusive proof that the rights, power, and authority granted to the attorney-in-fact are in full force and effect and may be relied upon by any person who acts in good faith under this power of attorney. The undersigned's death shall not revoke or terminate this agency as to the attorney-in-fact or any other person who without actual knowledge of the undersigned's death acts in good faith under this power of attorney.  An affidavit executed by the attorney-in-fact, stating that he did not have at the time of doing an act pursuant to this power of attorney actual knowledge of the revocation or termination of this power of attorney, is in the absence of fraud, conclusive proof of the validity of the attorney-in-fact's act.
8. Incapacity of Attorney-in-Fact.  In the event any attorney-in-fact serving becomes unable to discharge his fiduciary duties hereunder by reason of accident, physical or mental deterioration, or other similar cause as certified by two independent, licensed physicians, each affirming that he has examined the attorney-in-fact and that he has concluded based on his examination that the attorney-in-fact is unable to discharge his duties hereunder, that attorney-in-fact shall thereupon cease to be the attorney-in-fact as if he had resigned on the date of that certification.
9. Governing Law.  This power of attorney shall be governed by the laws of the
State of Florida in all respects.  Should any provision hereof be held invalid, that invalidity shall not affect the other provisions which shall remain in full force and effect.
10. Copies.  This instrument may be filed of record in any jurisdiction as may be deemed appropriate by the attorney-in-fact, and copies of this instrument certified as "true"
copies by the Clerk of any county or parish in which this instrument is filed shall be treated as original copies for all purposes.
11. Captions.  The captions used in this instrument have been inserted for administrative convenience only and do not constitute matters to be construed in interpreting this power of attorney.
SIGNED the 22nd day of March, 2004.

ROCK CREEK II CO-INVESTMENTS, Ltd.
 By: Rock Creek Capital II, Ltd., its
general partner
  By: Rock Creek Capital Group,
Inc., its general partner
   By:/s/ Ashton Hudson
   M. Ashton Hudson
 Vice President

STATE OF FLORIDA

COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this 22nd day of March,
2004, by M. Ashton Hudson, on behalf of Rock Creek II Co-Investments, Ltd. ("Co-
Investments"), a Florida limited partnership, as its Vice President of Rock Creek Capital Group,
Inc., which is the general partner of Rock Creek Capital II, Ltd., which is the general partner of
Co-Investments.  M. Ashton Hudson [is personally known to me/has produced
________________ as identification].

     (SEAL)

 /s/ Stacy K. Starling

Notary Public-State of: Florida
Commission Number:DD069835

1

3